UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

United America Indemnity, Ltd.
 (Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands	None
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 27, 2010, United America Indemnity, Ltd. (the “Company”) held a special court-ordered meeting of its common shareholders (the “Special Meeting”) as described in the proxy statement filed by the Company with the Securities and Exchange Commission on April 22, 2010 (the “Special Meeting Proxy”). As described in the Special Meeting Proxy, at the Special Meeting, the common shareholders of the Company voted to approve a proposal that will result in the shareholders holding shares in the newly-formed Irish company, Global Indemnity plc, rather than the Company, a Cayman Islands company, pursuant to a scheme of arrangement filed with the Grand Court of the Cayman Islands (the “Scheme of Arrangement”) and a proposal to create “distributable reserves” for Global Indemnity plc, which, under Irish law, is required to make distributions and pay dividends or, generally, repurchase shares in the future.
A quorum was present at the Special Meeting, as required by the Company’s memorandum and articles of association and Cayman Islands law. Pursuant to Cayman Islands law, the Scheme of Arrangement must be approved by the affirmative vote of a majority in number of the holders of the Company’s common shares1, present and voting as a single class, representing 75% or more in value (which is par value) of all common shares present and voting on the proposal, whether in person or by proxy.
Set forth below is the number of votes cast for and against/withheld, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the shareholders:

Special Court-Ordered		Against/		Broker
Common Shareholder Meeting:	For	Withheld	Abstained	Non-Votes
Approval of the Scheme of Arrangement attached as Annex A to the Special Meeting Proxy	55,095,723	65,824	2,146	0
Approval of the establishment of distributable reserves of Global Indemnity plc, as described in the Special Meeting Proxy	272,199,019	65,224	4,146	0
Approval of the proposal to adjourn the Special Meeting to a later date if insufficient votes are received to approve the Scheme of Arrangement	268,706,220	3,561,349	820	0

[1]	Represents all holders, class A and class B, of the Company’s common shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AMERICA INDEMNITY, LTD.
	By:	/s/ Thomas M. McGeehan
DATE: June 1, 2010		Thomas M. McGeehan
Chief Financial Officer (Authorized Signatory and Principal Financial and Accounting Officer)

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